Exibit Index
                                               Appears on
                                               Page 14-15

                                               File No._____________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


         _______________________________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                           UNDER THE SECURITIES
                                ACT OF 1933
                                    FOR
                           WESTVACO CORPORATION
                        1995 NON-EMPLOYEE DIRECTOR
                           STOCK INCENTIVE PLAN


         _________________________________________________________

                           WESTVACO CORPORATION
                         (a Delaware Corporation)
              (I.R.S. Employer Identification No. 13-1466285)
                              299 Park Avenue
                         New York, New York 10171

              (Name of issuer of the securities being offered
                         pursuant to the Plans and
              the address of its principal executive office)


        __________________________________________________________

            JOHN W. HETHERINGTON, VICE PRESIDENT AND SECRETARY
                           WESTVACO CORPORATION
                              299 Park Avenue
                         New York, New York 10171
                         Telephone - 212-688-5000

              (Name and address of agent for service for the employer and for the issuer of the securities)

                    CALCULATION OF REGISTRATION FEE FOR
               REGISTRATION STATEMENT - WESTVACO CORPORATION
                     1995 NON-EMPLOYEE DIRECTOR STOCK
                             INCENTIVE PLAN


         ________________________________________________________


         ________________________________________________________


                                  Proposed     Proposed
Title of                          Maximum      Maximum
Securities       Amount           Offering     Aggregate     Amount of
to be            to be            Price        Offering      Registration
Registered       Registered       Per Share    Price         Fee
___________________________________________________________________________

Interests of     75,000          $39.9375(c) $2,995,313(d)  $1,033(e)
Plan             shares (b)
Participants
and Common Stock
of Westvaco
Corporation (a)
___________________________________________________________________________

     (a)  Par value - $5.00 per share

     (b) This is the maximum number of shares of Common Stock authorized to be used in connection with the Plan for the full life of the Plan, subject to adjustment for stock splits or other forms of recapitalization.

     (c) This was the average of the high and low prices for Westvaco Common Stock on February 27, 1995 on the New York Stock Exchange-Composite Transactions.

     (d)  This amount is computed by multiplying 75,000 (b) times
          $39.9375 (c).

     (e)  This is one-twentyninth of one-percent of $2,995,313 (d).

                                                        File No. _________


                           WESTVACO CORPORATION
                        1995 NON-EMPLOYEE DIRECTOR
                           STOCK INCENTIVE PLAN

                          SECURITIES REGISTERED:

75,000 shares of Westvaco Corporation Common Stock of the par value of $5 per share for the Plan.

                    CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

(1)  PART I    -  Information Required in the Section 10(a) Prospectus
(2)  PART II   -  Information Required in the Registration Statement
(3)  EXHIBITS

                                  PART I

                INFORMATION REQUIRED IN THE SECTION 10(a)
                                PROSPECTUS

ITEM 1.   PLAN INFORMATION

     The Company shall deliver or cause to be delivered to each Plan Participant material information regarding the Plan and its operations that will enable Plan Participants to make an informed decision regarding investment in the Plan. This information shall include to the extent material to the particular Plan being described, but not be limited to, (a) General Plan Information, (b) Securities to be Offered, (c) Employees who May Participate in the Plan, (d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered, (e) Resale Restrictions, (f) Tax Effects of Plan Participation, (g) Investment of Funds, (h) Withdrawal from the Plan, Assignment of Interest, (i) Forfeitures and Penalties, and (j) Charges and Deductions and Liens Therefor.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company shall provide a written statement to Plan Participants advising them of the availability, without charge, upon written or oral request, a copy of the documents incorporated by reference in ITEM 3 of
Part II of this Registration Statement. The statement also shall indicate the availability, without charge, upon written or oral request, of all documents required by Part I of this Registration Statement that then constitute part of the Section 10(a) prospectus.

     The Company shall deliver or cause to be delivered to all eligible directors participating in the Plan (and other Plan Participants who request such information orally or in writing) who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed to its shareholders generally, provided that such material is sent or delivered no later than the time it is sent to shareholders.

     The Company shall deliver or cause to be delivered with the documents containing the information required by Part I of this Registration Statement, to each Plan Participant to whom such information is sent or given, a copy of the Company's Annual Report to security holders containing the information required by Rule
14a-3(b) under the Securities Exchange Act of 1934 for its latest fiscal year. If the latest fiscal year of the Company has ended within 120 days prior to the delivery of the document containing the information specified in Part I of this Registration Statement, the Annual Report for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each Plan Participant.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

     a) The description of Common Stock of Westvaco Corporation contained in the Company's Registration Statement on Form 10, including any amendment or report filed for the purpose of updating such description, under the Securities Exchange Act of 1934.

     b) The latest Annual Report on Form 10-K of Westvaco Corporation for the fiscal year ended October 31, 1994.

     c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares and interests offered by this Prospectus and compliance of the Plan with ERISA have been passed upon for the Company by Thomas R. Long, Senior Vice President and General Counsel of Westvaco Corporation, 299 Park Avenue, New York, New York 10171, by a letter dated February 28, 1995. Mr. Long is the direct owner of shares of common stock of the Company. He is also the beneficial owner of shares of common stock of the Company held in trust under the Westvaco Corporation Savings and Investment Plan and the recipient of stock options, stock appreciation rights and limited stock appreciation rights granted by the Company.

     The financial statements incorporated by reference in this Prospectus, which are included as portions of Westvaco's Annual Report on Form 10-K have been so incorporated by the company in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article II, Section 14 of the Company's Bylaws provides as follows:

     "Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation."

In pertinent part, the Delaware Corporation Law provides:

     "A corporation shall have power to indemnify any person . . . by reason of the fact that he is or was a director, officer, employee or agent of the corporation . . . against expenses (including attorneys' fees), judgments, fines and amounts [paid in connection with any lawsuit], if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with regard to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful . . ."

Accordingly, the effect of the Company's Bylaws and the applicable Delaware Corporation Law is that directors and officers are protected for actions taken in their respective Company capacities provided their conduct is taken in good faith and with a reasonable belief that it is not opposed to the Company's best interests, and with respect to criminal actions not believed to be unlawful.

The Company has purchased one or more insurance policies insuring officers and directors of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrant against any payment which it is obligated to make to such persons under the indemnification provisions of its Bylaws. The registrant has also entered into agreement with each of its officers and directors providing them with a right of indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT 4 Instruments defining the rights of security holders, including indentures.

               (a) Restated Certificate of Incorporation for Westvaco
                   Corporation dated December, 1989, previously filed as Exhibit 3b to the Company's Annual
                   Report on Form 10-K for the fiscal year ended
                   October 31, 1992, File No. 1-3013,
                   incorporated herein by reference.

               (b) Rights Agreement dated as of November 24, 1987
                   between Westvaco Corporation and Chemical
                   Bank (formerly Manufacturers Hanover Trust
                   Company) previously filed as Exhibit 1 to the Company's Form 8-A dated December 7, 1987, File No. 1-3013, incorporated herein by reference.

               (c) Amendment No. 1 to Rights Agreement, dated as
                   of October 25, 1988, previously filed as
                   Exhibit 28(a) to the Company's Form 8-K dated
                   November 10, 1988, File No. 1-3013,
                   incorporated herein by reference.

               (d) Amendment No. 2 to Rights Agreement, dated as
                   of October 24, 1989, previously filed as
                   Exhibit 4 to the Company's Form 8-K dated
                   October 24, 1989, File No. 1-3013,
                   incorporated herein by reference.

EXHIBIT 5      Opinion re legality.

               Opinion of Legal Counsel, Thomas R. Long, Esq., dated February 28, 1995.

EXHIBIT 15     Letter re unaudited interim financial information.

               None.

EXHIBIT 23     Consents of experts and counsel.

               (a) Consent of Legal Counsel, Thomas R. Long, Esq., to refer to legal opinion, included in Exhibit 5.

               (b)  Consent of independent accountants, Price
                    Waterhouse LLP, dated February 28, 1995.

EXHIBIT 24     Powers of Attorney.

            (a) Powers of Attorney dated May 24, 1994, signed
                by members of the Board of Directors of
                Westvaco (John C. Bierwirth, Samuel W. Bodman
                III, Walter H. Brown,

EXHIBIT 24      George E. Cruser, David L. Luke III, John A.
 (Cont'd) Luke, Jr., John A. Luke, Sr., William R. Miller, Katherine G. Peden and Richard A. Zimmerman) authorizing David L. Luke III,
                John A. Luke, Jr., George E. Cruser and John
                W. Hetherington to sign on their behalf in executing registration documents pertaining to this Plan, filed as Exhibit 24(a) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

            (b) Power of Attorney dated May 31, 1994, signed
                by David L. Hopkins, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr., George
                E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan, filed as
                Exhibit 24(b) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

            (c) Power of Attorney dated November 23, 1994
                signed by Thomas W. Cole, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr., George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan, filed as Exhibit 24(c) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

            (d) Power of Attorney dated December 21, 1994,
                signed by W. L. Lyons Brown, Jr., authorizing David L. Luke III, John A. Luke, Jr., George
                E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pursuant to this Plan, filed as
                Exhibit 24(d) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

EXHIBIT 28 Information from reports furnished to state insurance regulatory authorities.

               None.

EXHIBIT 99     Additional exhibits.

               Westvaco Corporation 1995 Non-Employee Director
               Stock Incentive Plan.

ITEM 9.   UNDERTAKINGS

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other then the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Westvaco Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of February, 1995.

                                    WESTVACO CORPORATION


                                  By/s/John A. Luke, Jr.
                                       John A. Luke, Jr.
                                       President and Chief Executive
                                       Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Principal Executive Officer:

  /s/John A. Luke, Jr.            President and Chief    February 28, 1995
     John A. Luke, Jr.            Executive Officer


Principal Financial Officer:

  /s/George E. Cruser             Senior Vice President  February 28, 1995
     George E. Cruser


Principal Accounting Officer:

  /s/John E. Banu                 Comptroller            February 28, 1995
     John E. Banu


John C. Bierwirth            David L. Luke III    )
Samuel W. Bodman III         John A. Luke, Sr.    ) Constituting
Walter H. Brown              John A. Luke, Jr.    ) At Least A
W. L. Lyons Brown, Jr.       William R. Miller    ) Majority Of
Thomas W. Cole, Jr.          Katherine G. Peden   ) The Directors
George E. Cruser             Richard A. Zimmerman )
David L. Hopkins, Jr.



By/s/John W. Hetherington
     John W. Hetherington
     Attorney-in-Fact                                   February 28, 1995

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Westvaco Corporation 1995 Non-Employee Director Stock
Incentive Plan has duly caused this Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 28th day of February, 1995.


                                   WESTVACO CORPORATION
                                   1995 NON-EMPLOYEE DIRECTOR
                                   STOCK INCENTIVE PLAN


                                  By/s/Robert J. Furnas
                                       Robert J. Furnas
                                       Chairman of Westvaco
                                       Corporation Benefit Plans
                                       Administration Committee

                                                  File No._____________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


          _______________________________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                           UNDER THE SECURITIES
                                ACT OF 1933
                                    FOR
                           WESTVACO CORPORATION
                       1995 NON-EMPLOYEE DIRECTOR
                           STOCK INCENTIVE PLAN

          _________________________________________________________

                           WESTVACO CORPORATION
                         (a Delaware Corporation)
              (I.R.S. Employer Identification No. 13-1466285)
                              299 Park Avenue
                         New York, New York 10171

              (Name of issuer of the securities being offered
                         pursuant to the Plans and
              the address of its principal executive office)


          __________________________________________________________

            JOHN W. HETHERINGTON, VICE PRESIDENT AND SECRETARY
                           WESTVACO CORPORATION
                              299 Park Avenue
                         New York, New York 10171
                         Telephone - 212-688-5000

              (Name and address of agent for service for the employer and for the issuer of the securities)






                                 EXHIBITS

                               EXHIBIT INDEX


Exhibit No.                  Description                      Page No.

   4(a)           Restated Certificate of Incorporation
                  for Westvaco Corporation dated
                  December, 1989, previously filed as
                  Exhibit 3b to the Company's Annual
                  Report on Form 10-K for the Fiscal
                  Year ended October 31, 1992, File
                  No. 1-3013, incorporated herein by
                  reference.

   4(b) Rights Agreement dated as of November 24, 1987 between Westvaco Corporation and Chemical Bank (formerly Manufacturers Hanover Trust Company) previously filed as Exhibit 1 to the Company's Form 8-A dated December 7, 1987, File
                  No. 1-3013, incorporated herein by reference.

   4(c) Amendment No. 1 to Rights Agreement dated as of October 25, 1988, previously filed as
                  Exhibit 28(a) to the Company's Form 8-K dated
                  November 10, 1988, File No. 1-3013,
                  incorporated herein by reference.

   4(d) Amendment No. 2 to Rights Agreement, dated as of October 24, 1989, previously filed as
                  Exhibit 4 to the Company's Form 8-K dated
                  October 24, 1989, File No. 1-3013,
                  incorporated herein by reference.

   5              Opinion re legality by Thomas R. Long, Esq.        16
                  dated February 28, 1995.

   23(a)          Consent of Legal Counsel, Thomas R. Long, Esq.
                  to refer to legal opinion, included in
                  Exhibit 5.

   23(b)          Consent of independent accountants, Price          17
                  Waterhouse LLP, dated February 28, 1995.

   24(a) Powers of Attorney dated May 24, 1994, signed by members of the Board of Directors of Westvaco (John C. Bierwirth, Samuel W. Bodman III,
                  Walter H. Brown, George E. Cruser,
                  David L. Luke III, John A. Luke, Jr.,
                  John A. Luke, Sr., William R. Miller, Katherine G. Peden and Richard A. Zimmerman) authorizing
                  David L. Luke, III, John A. Luke, Jr.,

Exhibit No.                  Description                    Page No.

  24(a)           George E. Cruser and John W. Hetherington
 (cont'd)         to sign on their behalf in executing
                  registration documents pertaining to
                  this Plan, filed as Exhibit 24(a) to the Company's Form S-8 for the Westvaco
                  Corporation 1995 Salaried Employee Stock
                  Incentive Plan, incorporated herein by
                  reference.

  24(b) Power of Attorney dated May 31, 1994, signed by David L. Hopkins, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr.,
                  George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan, filed as
                  Exhibit 24(b) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

  24(c) Power of Attorney dated November 23, 1994, signed by Thomas W. Cole, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr., George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan, filed as Exhibit 24(c) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

  24(d) Power of Attorney dated December 21, 1994, signed by W.L. Lyons Brown, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke, III, John A. Luke, Jr., George
                  E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan, filed as Exhibit 24(d) to the Company's Form S-8 for the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, incorporated herein by reference.

  99              Westvaco Corporation 1995 Non-Employee             18-27
                  Director Stock Incentive Plan.

Westvaco






                                     February 28, 1995


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549

Dear Sir/Madam,

As General Counsel of Westvaco Corporation ("Westvaco"), I am familiar with the Westvaco Corporation 1995 Non-Employee Director Stock Incentive Plan ("Plan"). I also am familiar with the adoption of the Plan by the Board of Directors and the shareholders of Westvaco.

It is my opinion that the Plan has been validly authorized and adopted by Westvaco and that recipients of awards under the Plan ("Optionees") may enforce such awards according to their terms.

It is also my opinion that the interests of Optionees in the Plan are legal and that any shares of Westvaco Common Stock of the par value of $5 per share ("Westvaco Common Share") issued or sold to Optionees upon the exercise of options under the Plan are legal shares, and have been validly issued, and, when so issued or sold, are fully paid and non-assessable.

I consent to the filing of this opinion letter as an exhibit to any registration statements under the Securities Act of 1933, or post-effective amendments thereto, registering Westvaco Common Stock and other interests of Optionees. I further consent to any reference to this opinion in any prospectus which is part of any such registration statement or post-effective amendment.

In addition to being General Counsel, I am a Senior Vice President of Westvaco. I also own Westvaco Common Stock and am the beneficial owner of Westvaco Common Stock purchased under the Westvaco Savings and Investment Plan for Salaried Employees.

                              Very truly yours,

                           /s/Thomas R. Long
                              Thomas R. Long
                              Senior Vice President
                              and General Counsel


TRL:EPM

              CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1994 appearing on page 33 of the 1994 Annual Report to Shareholders of Westvaco Corporation, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K. We also consent to incorporation by reference of our report on the Financial Statement Schedules which appears on Page IV-3 of such Annual Report on Form 10-K.


Price Waterhouse LLP


1177 Avenue of the Americas
New York, NY  10036
February 28, 1995

                                                        2/28/95

                     Westvaco Corporation
                  1995 Non-Employee Director
                     Stock Incentive Plan


1.  Purpose

    The purpose of the 1995 Stock Option Plan for Non-Employee

    Directors (the "Plan") is to provide long-term incentive

    supplemental compensation through the ownership of stock

    for members of the Board of Directors of Westvaco

    Corporation ("Westvaco" or the "Company") who are not

    employees of the Company or a subsidiary of the Company.

2.  Definitions

    As used in the Plan, the following terms shall have the

    following respective meanings:

        a)  "Eligible Director" shall mean a member of the

            Board of Directors of Westvaco Corporation who is,

            at the time of receiving any grant under this Plan, not a

            salaried employee of Westvaco Corporation or a

            subsidiary of Westvaco Corporation.

        b)  "Board" should mean the Board of Directors of

            Westvaco Corporation.

        c)  "Committee" shall mean the Compensation Committee

            of the Board or any subcommittee thereof, which

            Committee or subcommittee shall consist of not

            less than three (3) members of the Board, or two (2)

            if permitted by Rule 16b-3(c) promulgated under the

            Securities Exchange Act of 1934, as amended or superseded.

        d)  "Fair Market Value" shall mean the mean of the high

            and low prices at which Westvaco stock traded on the

            New York Stock Exchange on a designated date.

        e)  "Effective Date" of the exercise of any stock

            option or stock appreciation right shall be the

            last business day preceding (1) in the case of

            delivery of a completed exercise form by hand or

            FAX transmission to the Westvaco Treasurer's

            office, the date received by such office, or (2)

            in the case of mailed forms, the postmark date for

            such mailing.

        f)  "Optionee" shall mean the grantee of any stock

            option or stock appreciation right and any

            other person who may be entitled to exercise

            such option or right.

3.  Shares of Stock Subject to the Plan

    Subject to adjustment as provided herein, the total

    number of shares that may be subject to stock options

    and stock appreciation rights is 75,000 shares of the

    common stock of the Company.  The

    source of shares for the Plan may be treasury shares or

    newly issued shares, at the discretion of the Board.

    Any share which is subject to an option or stock

    appreciation right which for any reason expires or is

    terminated unexercised may again be subject to an

    option or stock appreciation right under the Plan.

    Shares of stock available for the grant of stock

    options and stock appreciation rights under the Plan

    shall not be diminished by any

    grants of any kind under any plan created or maintained

    by any




                            -2-
    company acquired by the Company or with which the

    Company is merged or combined.

4.  Adjustment for Changes in Capitalization

    The aggregate number of common shares authorized under

    Section 3 and the number of shares subject to stock

    options or stock appreciation rights shall be

    automatically adjusted on an equitable basis for any

    changes in the number of outstanding common shares

    resulting from recapitalization, stock splits, stock

    dividends, or any other similar changes in

    capitalization effected without consideration occurring

    after the effective date of the Plan.  There shall also

    be a similar adjustment in the number of shares subject

    to outstanding options and stock appreciation rights

    and, in the related option price.  Any resulting

    fractional share, however, shall be eliminated.

5.  Effective Date and Term of Plan

    The Plan shall be submitted to shareholders of the

    Company for approval at the 1995 annual meeting

    scheduled to be held on

    February 28, 1995, or any adjournment thereof, and, if

    approved, shall become effective on that date.  Unless

    sooner terminated, the Plan shall terminate on February

    28, 2005.  No further grants shall be made under the

    Plan after termination, but termination shall not

    affect the rights of any Optionee under any grants made

    prior to termination.

6.  Administration of the Plan

    The Plan shall be administered by the Committee.  In

    administering the Plan, the Committee, in its

    discretion, may adopt whatever





                            -3-
    rules and regulations for carrying out the Plan that it

    deems appropriate and may delegate administrative

    functions to management; except that no decision of the

    Committee and no delegated authority shall affect the

    timing, price or amount of any grants to Eligible

    Directors, and no delegated authority shall involve the

    approval of cash exercises of stock appreciation

    rights, it being intended that these be determined by a

    formula for the purposes of Rule 16b-3(c) promulgated

    under the Securities Exchange Act of 1934, as amended

    or superseded.  An interpretation or decision made by

    the Committee with regard to any other question arising

    under the Plan, including questions of administration,

    shall be final and conclusive on all parties

    participating or eligible to participate in the Plan.

7.  Amendments

    The Plan may be amended at any time in any respect or

    terminated by the Board acting on recommendation of the

    Committee, except that no amendment shall affect the

    timing, price or amount of any grants made or to be

    made to Eligible Directors.  Further, amendments to

    increase the total shares subject to the Plan or

    available for any grant (except as provided under

    Section 4), or to change the eligibility for grant, may

    not be made without shareholder approval.

        It is intended that the Plan always satisfy the

    conditions of Securities and Exchange Commission Rule

    16b-3 (or any similar rule) which exempts certain

    transactions pursuant to the Plan by







                            -4-
    directors and officers of the Company from the operation

    of Section 16(b) of the Securities Exchange Act of

    1934, provided that the Plan satisfies such conditions.

    The Plan may be amended to meet the conditions

    required, or to remove conditions no longer required,

    by such Rule, provided that the express restrictions

    set forth in this Section 7 shall always be maintained.

8.  Stock Options

    Options to purchase 1,000 shares of common stock of the

    Company shall be granted on February 28, 1995 (or such

    later date as the Plan is approved by Westvaco

    stockholders), and thereafter each year on the date of

    the last regular meeting of the Board in that

    calendar year (beginning with 1995) to each person who,

    at the adjournment of such meeting, is an Eligible

    Director.  All options

    shall be evidenced by written agreements and shall be

    granted on the terms hereafter set forth, together with

    such other terms, not inconsistent with the terms of

    the Plan, as the Committee, in its discretion, may from

    time to time approve.

    (a) Option Price.  The exercise price of the shares

        under each option shall be 100% of the Fair Market

        Value of Westvaco common stock on the date the

        option is granted.

    (b) Medium and Time of Payment.  Stock purchased

        pursuant   to an option shall be paid for in full

        at the time of purchase in such manner as the Committee

        shall determine.  The medium of payment shall be cash,

        Westvaco common stock valued at Fair



                            -5-

        Market Value, or any other property satisfactory to

        Westvaco, valued as of the Effective Date of the

        exercise.  Following receipt of payment, the

        Company shall deliver to the Optionee

        a certificate or certificates for such shares due

        upon an option exercise.

    (c) Forfeiture of Stock Appreciation Rights.  Upon the

        exercise of stock options, stock appreciation

        rights with respect to the same shares shall be

        forfeited.

9.  Stock Appreciation Rights

    Stock appreciation rights covering 1,000 shares of

    common stock of the Company shall be granted on

    February 28, 1995 (or such later date as the Plan is

    approved by Westvaco stockholders), and thereafter each

    year on the date of the last regular meeting of the

    Board in that calendar year (beginning with 1995), to

    each person who, at the adjournment of such meeting, is

    an Eligible Director.  Such stock appreciation rights

    shall be granted in tandem with stock options granted

    on the same date.  All stock appreciation rights shall

    be evidenced by written agreements and shall be granted

    on the terms hereafter set forth, together with such

    other terms, not inconsistent with the terms of the

    Plan, as the Committee, in its discretion, may from

    time to time approve.

    (a) Value of Stock Appreciation Right.  The value of a

        stock appreciation right shall be equal to the

        excess, if any, of

        the Fair Market Value of the common stock of the

        Company on




                            -6-
        the Effective Date of exercise of such right over

        the Fair Market Value on the date of grant.

    (b) Exercise.  Following exercise of stock appreciation

        rights the Optionee shall be entitled to receive in

        settlement the value of the stock appreciation for

        the number of rights exercised

        and shall receive 55% of this settlement in the

        common stock of the Company, and the remainder in cash,

        provided that cash shall be delivered in lieu of any

        fractional share of stock.  Each such exercise of

        stock appreciation rights shall be subject to

        approval by the Committee, no member of which shall

        vote upon his own exercise.

    (c) Timing of exercise.  The Effective Date of exercise

        of stock appreciation rights must occur during a

        period beginning on the third business day

        following the date of release of the Company's

        quarterly or annual summary statements of sales and

        earnings and ending on the twelfth business day

        following such date.

    (d) Forfeiture of Stock Option.  Upon the exercise of

        stock appreciation rights, stock options with

        respect to the same shares shall be forfeited.

10. Period of Exercise of Options and Stock Appreciation

    Rights

    Each stock option and stock appreciation right shall be

    exercisable after a period of six (6) months from the

    date on which it is granted.  The Committee may make

    such provisions covering periods

    of exercise subsequent to termination of Board

    membership as the



                            -7-

    Committee, in its sole discretion, may determine.  An

    option or right cannot be exercised beyond a period of ten (10)

    years from the date of grant, except in the case of the

    death of a grantee within one year before the expiration of an option or right because of time, in which case such option or right may be exercised for a period of eleven (11) years from the date of grant.  All of the periods within which options and rights are exercisable are subject always to such further

    limitations as may be required to maintain favorable treatment under the securities and tax laws.

11. Additional Provisions Relating to Stock Options and

    Stock Appreciation Rights

    (a) Payment of Taxes.  It shall be a condition to the

        performance of the Company's obligation to make any

        payment or to issue, transfer or deliver any common stock

        that the Optionee pay, or make provision satisfactory to the

        Company for the payment of, any income tax or other

        tax which the Company is obligated, in its sole

        judgment, to collect or withhold with respect to

        such payment, issuance, transfer or delivery of any

        shares.  The withholding or surrender of any stock

        for the purposes of satisfying any such tax

        liabilities shall be accomplished in accordance

        with applicable rules of the Securities and

        Exchange Commission.

    (b) Rights as a Stockholder.  A holder of stock options

        or stock appreciation rights shall have no rights

        as a stockholder with respect to any shares issuable

        or transferable upon exercise



                            -8-
        thereof until the date of issuance of a stock

        certificate for such shares.  No adjustment shall

        be made for dividends or

        other rights for which the record date is prior to

        the date as of which such stock certificate is

        issued.

    (c) Non-Assignability.  No stock option or stock

        appreciation right shall be assignable or

        transferable by the recipient except by will or by

        the laws of descent and distribution, by

        operation of law, or, if permitted by law and under

        uniform standards adopted by the Committee, to

        immediate family members of the Optionee, or to

        trusts whose beneficiaries are

        the Optionee or immediate family members.  Any

        provision of the foregoing to the contrary

        notwithstanding, an attempted assignment which

        would cause the Plan or the grants thereunder not

        to be exempt in accordance with the rules

        promulgated under Section 16 of the Securities

        Exchange Act of 1934, as amended or superseded,

        shall be void.

    (d) General Restriction.  The grant or exercise of any

        stock option or stock appreciation right, or the

        issuance or transfer of any stock, pursuant to this

        Plan, is conditioned upon such listing,

        registration, qualification and regulatory

        approvals as the Board or the Committee, in their

        respective discretion, may deem necessary or

        desirable.  The Board or the Committee,

        respectively, may also place such restrictions or

        legends or additional legends on stock issued or

        transferred as it determines to be required or advisable to comply with


                            -9-
        applicable laws or regulations, or the listing

        requirements of any exchange upon which the common stock of

        Westvaco is traded or intended to be traded.

12. Use of Proceeds

    The proceeds from the sale of common stock, pursuant to

    options granted under the Plan, shall constitute

    general funds of the Company.




                            -10-
                                    27